Exhibit 99.1

Contact:

Mark Westphal

Senior Vice President and

Chief Financial Officer (952) 258-4000

MICHAEL FOODS REPORTS THIRD QUARTER RESULTS

MINNETONKA, MN, November 12—Michael Foods Group, Inc. today reported financial results for the third quarter of 2013.

Net sales for the quarter ended September 28, 2013 were $486.9 million, compared to $470.9 million in 2012, an increase of 3.4%.  Net earnings for the quarter ended September 28, 2013 were $10.6 million, compared to $8.7 million in 2012. Net sales for the nine months ended September 28, 2013 were $1,435.5 million, compared to $1,352.4 million in 2012, an increase of 6.1%.  Net earnings for the nine months ended September 28, 2013 were $34.5 million, compared to $16.4 million in 2012.

Earnings before interest, taxes, depreciation, amortization (“EBITDA”) and other adjustments (“adjusted EBITDA,” as defined in the Company’s credit facility) for the quarter ended September 28, 2013 were $61.3 million, compared to $61 million in 2012. Adjusted EBITDA for the nine months ended September 28, 2013 were $188.1 million, compared to $175.5 million in 2012, an increase of 7.2%.

Michael Foods Group, Inc. uses adjusted EBITDA as a measurement of financial results, as an indication of the relative strength of its operating performance, and to determine incentive compensation levels.  Management believes that EBITDA and adjusted EBITDA provide potential investors with useful information with which to analyze and compare with other companies in our industry our operating performance and our ability to service debt.

Certain items contained in this release may be “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future sales or performance, capital expenditures, financing needs, ability to fund operations, intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industries and economies in which we operate and other information that is not historical information. When used herein, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance.

All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but there can be no assurance that our expectations, beliefs and projections will be realized.  There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this release, including the factors described under “Risk Factors” in our 2012 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 22, 2013. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this release include changes in domestic and international economic conditions.

Unaudited segment data follows (in thousands):

	Egg Products	Refrigerated Potato Products	Cheese & Other Dairy-Case Products	Corporate	Total
Three months ended September 28, 2013
External net sales	$366,351	$41,336	$79,239	$—	$486,926
Net earnings (loss)	14,174	2,447	2,885	(8,935)	10,571
Adjusted EBITDA	47,889	7,259	7,499	(1,329)	61,318

Three months ended September 29, 2012
External net sales	$339,242	$38,033	$93,672	$—	$470,947
Net earnings (loss)	12,362	2,478	2,519	(8,619)	8,740
Adjusted EBITDA	48,504	7,292	7,130	(1,885)	61,041

Nine months ended September 28, 2013
External net sales	$1,055,179	$123,190	$257,178	$—	$1,435,547
Net earnings (loss)	44,658	7,235	8,541	(25,972)	34,462
Adjusted EBITDA	149,163	21,946	22,878	(5,881)	188,106

Nine months ended September 29, 2012
External net sales	$960,148	$109,862	$282,424	$—	$1,352,434
Net earnings (loss)	29,125	4,919	10,217	(27,875)	16,386
Adjusted EBITDA	140,852	18,563	25,710	(9,581)	175,544

Beginning January 1, 2013, we changed our retail selling costs allocation methodology between segments.  The allocation impacts the net earnings and adjusted EBITDA reported by each segment.  This change increased the net earnings and adjusted EBITDA for the Cheese and Other Dairy-Case Products segment and decreased the net earnings and adjusted EBITDA for the Egg Products and Refrigerated Potato Products segments.  The amounts for the September 29, 2012 three and nine-month periods have been restated to reflect the allocation change.

Adjusted EBITDA is a financial indicator used to analyze and compare companies on the basis of operating performance. It should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles and is not indicative of operating profit or cash flow from operations as determined under generally accepted accounting principles.

The following table reconciles net earnings (loss) to adjusted EBITDA for the three-month period ended September 28, 2013 (unaudited, in thousands):

	Egg Products	Refrigerated Potato Products	Cheese & Other Dairy-Case Products	Corporate	Total
Net earnings (loss)	$14,174	$2,447	$2,885	$(8,935)	$10,571
Unrealized gain on currency transactions (a)	(290)	—	—	—	(290)
Consolidated net earnings (loss)	13,884	2,447	2,885	(8,935)	10,281
Interest expense	76	50	—	21,534	21,660
Intercompany interest expense (income)	6,643	464	1,012	(8,119)	—
Income tax expense (benefit)	7,708	980	1,502	(4,467)	5,723
Depreciation and amortization	17,986	2,901	1,728	1	22,616
Non-cash and stock option compensation	—	—	—	540	540
Costs associated with permitted acquisition	246	—	—	—	246
Realized gain upon the disposition of property not in the ordinary course of business	(282)	—	—	—	(282)
Equity sponsor management fee	—	—	—	661	661
Expenses related to industrial revenue bonds guaranteed by certain of our subsidiaries	109	—	—	—	109
Unrealized gain on swap contracts	(236)	—	—	—	(236)
Intercompany allocation of corporate admin costs	1,755	417	372	(2,544)	—
Adjusted EBITDA, as defined in the credit agreement	$47,889	$7,259	$7,499	$(1,329)	$61,318

(a)	The unrealized gain on currency transactions relates to an intercompany note receivable denominated in Canadian currency due from our Canadian subsidiary, MFI Food Canada Ltd.

The following table reconciles net earnings (loss) to adjusted EBITDA for the three-month period ended September 29, 2012 (unaudited, in thousands):

	Egg Products	Refrigerated Potato Products	Cheese & Other Dairy-Case Products	Corporate	Total
Net earnings (loss)	$12,362	$2,478	$2,519	$(8,619)	$8,740
Unrealized gain on currency transactions (a)	(780)	—	—	—	(780)
Consolidated net earnings (loss)	11,582	2,478	2,519	(8,619)	7,960
Interest expense	166	103	—	22,212	22,481
Intercompany interest expense (income)	7,082	494	1,079	(8,655)	—
Income tax expense (benefit)	7,237	1,142	1,454	(5,501)	4,332
Depreciation and amortization	20,274	2,817	1,810	1	24,902
Non-cash and stock option compensation	—	—	—	533	533
Equity sponsor management fee	—	—	—	617	617
Expenses related to industrial revenue bonds guaranteed by certain of our subsidiaries
	139	—	—	—	139
Unrealized loss on swap contracts	77	—	—	—	77
Intercompany allocation of corporate admin costs	1,947	258	268	(2,473)	—
Adjusted EBITDA, as defined in the credit agreement	$48,504	$7,292	$7,130	$(1,885)	$61,041

(a)	The unrealized gain on currency transactions relates to an intercompany note receivable denominated in Canadian currency due from our Canadian subsidiary, MFI Food Canada Ltd.

The following table reconciles net earnings (loss) to adjusted EBITDA for the nine-month period ended September 28, 2013 (unaudited, in thousands):

	Egg Products	Refrigerated Potato Products	Cheese & Other Dairy-Case Products	Corporate	Total
Net earnings (loss)	$44,658	$7,235	$8,541	$(25,972)	$34,462
Unrealized loss on currency transactions (a)	617	—	—	—	617
Consolidated net earnings (loss)	45,275	7,235	8,541	(25,972)	35,079
Interest expense	197	190	—	64,536	64,923
Intercompany interest expense (income)	19,983	1,395	3,045	(24,423)	—
Income tax expense (benefit)	24,335	3,222	4,740	(14,269)	18,028
Depreciation and amortization	54,791	8,758	5,278	3	68,830
Non-cash and stock option compensation	—	—	—	1,623	1,623
Unusual charges (b)	—	—	—	(1,342)	(1,342)
Costs associated with permitted acquisition	246	—	—	—	246
Realized gain upon the disposition of property not in the ordinary course of business	(362)	(283)	—	—	(645)
Equity sponsor management fee	—	—	—	1,959	1,959
Expenses related to industrial revenue bonds guaranteed by certain of our subsidiaries	333	—	—	—	333
Unusual gain	(943)	—	—	—	(943)
Unrealized loss on swap contracts	15	—	—	—	15
Intercompany allocation of corporate admin costs	5,293	1,429	1,274	(7,996)	—
Adjusted EBITDA, as defined in the credit agreement	$149,163	$21,946	$22,878	$(5,881)	$188,106

(a)	The unrealized loss on currency transactions relates to an intercompany note receivable denominated in Canadian currency due from our Canadian subsidiary, MFI Food Canada Ltd.
(b)	The unusual charges relate to the jury award and subsequent mediated settlement in the National Pasteurized Eggs, Inc. litigation.

The following table reconciles net earnings (loss) to adjusted EBITDA for the nine-month period ended September 29, 2012 (unaudited, in thousands):

	Egg Products	Refrigerated Potato Products	Cheese & Other Dairy-Case Products	Corporate		Total
Net earnings (loss)	$29,125	$4,919	$10,217	$(27,875	)	$16,386
Unrealized gain on currency transactions (a)	(696)	—	—	—		(696)
Consolidated net earnings (loss)	28,429	4,919	10,217	(27,875	)	15,690
Interest expense	546	349	—	67,407		68,302
Intercompany interest expense (income)	21,258	1,483	3,240	(25,981	)	—
Income tax expense (benefit)	17,015	2,187	5,602	(16,043	)	8,761
Depreciation and amortization	60,296	8,451	5,431	4		74,182
Non-cash and stock option compensation	—	—	—	1,586		1,586
Unusual charges (b)	—	—	—	5,842		5,842
Equity sponsor management fee	—	—	—	1,838		1,838
Expenses related to industrial revenue bonds guaranteed by certain of our subsidiaries
	425	—	—	—		425
Unrealized gain on swap contracts	(1,082)	—	—	—		(1,082)
Intercompany allocation of corporate admin costs	13,965	1,174	1,220	(16,359	)	—
Adjusted EBITDA, as defined in the credit agreement	$140,852	$18,563	$25,710	$(9,581	)	$175,544

(a)	The unrealized gain on currency transactions relates to an intercompany note receivable denominated in Canadian currency due from our Canadian subsidiary, MFI Food Canada Ltd.
(b)	The unusual charges relate to the jury award in the National Pasteurized Eggs, Inc. trial.

Michael Foods Group, Inc., based in Minnetonka, Minnesota, is a producer and distributor of food products to the foodservice, retail and food-ingredient markets.  Its principal products are egg products, refrigerated potato products, cheese and other dairy-case products.

Consolidated statements of earnings are as follows:

Michael Foods Group, Inc.

Consolidated Statements of Earnings

For the three and nine-month periods ended September 28, 2013 and September 29, 2012

(In thousands)

	Three Months Ended		Nine Months Ended
	2013	2012	2013	2012
Net sales	$486,926	$470,947	$1,435,547	$1,352,434
Cost of sales	410,840	395,589	1,194,449	1,124,110
Gross profit	76,086	75,358	241,098	228,324

Selling, general and administrative expenses	38,436	40,438	122,312	135,154
Operating profit	37,650	34,920	118,786	93,170

Interest expense, net	21,646	22,426	64,891	68,151
Unrealized (gain) loss on currency transactions	(290)	(780)	617	(696)
Earnings before income taxes and equity in losses of unconsolidated subsidiary
	16,294	13,274	53,278	25,715

Income tax expense	5,723	4,332	18,028	8,761
Equity in losses of unconsolidated subsidiary	—	202	788	568
Net earnings	$10,571	$8,740	$34,462	$16,386

September 28, 2013		December 29, 2012

Selected Balance Sheet Information:

Cash and equivalents	$39,334	$43,274

Accrued interest	$17,925	$22,920

Long-term debt, including current maturities	$1,194,658	$1,209,403

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11-12-13